UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 21, 2013

CROSSTEX ENERGY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Contribution Agreement

On October 21, 2013, Crosstex Energy, L.P. (the “Partnership”) and Crosstex Energy Services, L.P., a wholly-owned subsidiary of the Partnership (the “Acquirer”), entered into a Contribution Agreement (the “Contribution Agreement”) with Devon Energy Corporation (“Devon”) and certain of its wholly-owned subsidiaries, Devon Gas Corporation (“Devon Gas”), Devon Gas Services, L.P. (“Devon Gas Services”) and Southwestern Gas Pipeline, Inc. (“Southwestern Gas Pipeline” and, together with Devon Gas Services, the “Contributors”), pursuant to which the Contributors will contribute (the “Contribution”) to the Acquirer an aggregate of 50% of the outstanding equity interests in Devon Midstream Holdings, L.P. (“Midstream Holdings”) and all of the outstanding equity interests in Devon Midstream Holdings GP, L.L.C., the general partner of Midstream Holdings (“Midstream Holdings GP” and, together with Midstream Holdings and their subsidiaries, the “Midstream Group Entities”) in exchange for the issuance by the Partnership of 120,542,441 units representing a new class of limited partnership interests in the Partnership (the “Class B Units”), as described below.  At the effective time of the Contribution (the “Contribution Closing”), the Midstream Group Entities will own Devon’s midstream assets in the Barnett Shale in North Texas, the Cana and Arkoma Woodford Shales in Oklahoma and Devon’s interest in Gulf Coast Fractionators in Mt. Belvieu, Texas.

The Class B Units will be established by an amendment to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership and will be substantially similar in all respects to the common units representing limited partnership interests in the Partnership (the “Common Units”), except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Contribution Closing (in the event they are issued prior to the record date for distribution payments for such fiscal quarter) and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Contribution Closing occurs.  The Class B Units will automatically convert into Common Units on a one-for-one basis on the first business day following the record date with respect to the quarter during which the Contribution Closing occurs.  The private placement of the Class B Units pursuant to the Contribution Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In connection with the Contribution Agreement, on October 21, 2013, Crosstex Energy, Inc. (the “Corporation” and together with the Partnership, “Crosstex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Devon, Devon Gas Services, Acacia Natural Gas Corp I, Inc., an indirect wholly-owned subsidiary of Devon (“New Acacia”), New Public Rangers, L.L.C., a holding company newly formed by Devon (“New Public Rangers”), Rangers Merger Sub, Inc., a wholly-owned subsidiary of New Public Rangers (“Rangers Merger Sub”), and Boomer Merger Sub, Inc., a wholly-owned subsidiary of New Public Rangers (“Boomer Merger Sub”), pursuant to which Rangers Merger Sub will merge with and into the Corporation, and Boomer Merger Sub will merge with and into New Acacia (collectively, the “Mergers”), with the Corporation and New Acacia surviving as wholly-owned subsidiaries of New Public Rangers.  New Acacia will own the remaining 50% limited partner interest in Midstream

Holdings.  Crosstex stockholders will receive aggregate cash consideration of $100 million and will be entitled to receive one common unit in New Public Rangers for each share of the Corporation’s common stock that they hold.  Devon Gas Services, as the sole stockholder of New Acacia, will receive 115,495,669 Class B common units in New Public Rangers.  Devon will own the managing member of New Public Rangers, and New Public Rangers will indirectly own 100% of Crosstex Energy GP, LLC, the general partner of the Partnership (the “General Partner”).  New Public Rangers will be a publicly traded company, with its shares listed on an exchange to be mutually agreed upon by the parties.

The Contribution Agreement contains customary representations and warranties and covenants. The closing of the Contribution is subject to the satisfaction of a number of conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the closing of the Mergers.  The Contribution Agreement also contains customary termination provisions and will automatically terminate upon any termination of the Merger Agreement.

The Contribution Agreement also requires the Partnership, the Corporation and New Public Rangers to enter into a preferential rights agreement pursuant to which New Public Rangers and the Corporation would offer the Partnership a right of first refusal with respect to (i) the Corporation’s interest in E2, a services company, and (ii) a 50% interest in the Access Pipeline transportation system held by Devon, to the extent New Public Rangers in the future obtains such interest pursuant to a first offer agreement (the “First Offer Agreement”) that would be executed by Devon and New Public Rangers at the closing of the Mergers.  In addition, if New Public Rangers has the opportunity to exercise its right of first offer pursuant to the First Offer Agreement but determines not to exercise such right, it will be required to assign such right to the Partnership.

The Corporation directly or indirectly owns an approximate 15% limited partner interest in the Partnership and directly owns all of the issued and outstanding equity of the General Partner.  In addition, certain members of the Board of Directors of the Corporation and officers of the Corporation are also members of the Board of Directors of the General Partner (the “GP Board”) and/or officers of the General Partner.  As a result, the Contribution Agreement and the other transactions relating to the Partnership described in this Current Report on Form 8-K (this “Current Report”) were reviewed by the Conflicts Committee of the GP Board and were recommended by the Conflicts Committee to the GP Board for approval.

The description of the Contribution Agreement set forth above is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference.  This summary of the principal terms of the Contribution Agreement and the copy of the Contribution Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Partnership, the Acquirer or the Contributors or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Contribution Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Contribution Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership, the Acquirer or the Contributors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report under the heading Contribution Agreement regarding the issuance and sale of Class B Units to the Contributors is incorporated herein by reference.

Important Additional Information

This communication contains information about the proposed merger involving a Devon entity and the Corporation. In connection with the proposed mergers, New Public Rangers will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement/prospectus. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents (when they become available), and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement/prospectus from the Corporation by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Corporation in respect of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Corporation in connection with the proposed merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information regarding the Corporation’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.  Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

2.1	—

Contribution Agreement, dated as of October 21, 2013, by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc., Crosstex Energy, L.P. and Crosstex Energy Services, L.P. *

*  Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, LLC, its General Partner

Date: October 21, 2013	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

2.1	—

Contribution Agreement, dated as of October 21, 2013, by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc., Crosstex Energy, L.P. and Crosstex Energy Services, L.P. *

*  Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.